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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-85258 and 333-85282 of Alliance Resource Partners, L.P. on Forms S-8 and S-3, respectively, of our report dated March 7, 2003, except for Note 19, as to which the date is March 14, 2003, appearing in the Annual Report on Form 10-K of Alliance Resource Partners, L.P. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Tulsa, Oklahoma
March 19, 2003